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                                                                 EXHIBIT 99.3


                             SHIPMAN BANCORP, INC.
   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD [____________], 1998
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned, a stockholder of Shipman Bancorp, Inc., an Illinois corporation (the "Company"), does hereby constitute and appoint James H. Frank and David E. Phelan, or any of them, as attorneys and proxies of the undersigned, with power of substitution, acting by a majority of those present and voting, or if only one is present and voting, then that one, to vote the shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at [__:__ _.m.], local time, on [__________], 1998, at [_______________], and at any adjournments or postponements thereof, with all powers the undersigned would possess if present, hereby revoking any proxy heretofore given:

1. The approval and adoption of the Agreement and Plan of Merger, dated March 27, 1998 (the "Merger Agreement"), among Shipman Bancorp, Inc. ("Shipman"), Carlinville National Bank Shares, Inc., a Delaware corporation ("CNB"), and Shipman Acquisition Corporation, an Illinois corporation and a wholly owned subsidiary of CNB ("Acquisition Corp"), which provides for the merger of Acquisition Corp with and into Shipman and the conversion, upon the consummation of the Merger, of each outstanding share of the common stock of Shipman (except for shares held by dissenting Shipman stockholders) into the right to receive cash in the amount of $190 or two shares of the common stock of CNB, and the other transactions contemplated thereby

          FOR / /          AGAINST / /           ABSTAIN / /

2. In their discretion, to transact any other business that may properly be brought before the Special Meeting or any adjournments or postponements thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


                                    Please  ___________________________

                                    Sign    ___________________________

                                    Here    ___________________________

                                    Dated:  ____________________, 1998



NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.